Exhibit 99.4

CONSENT OF DINESH C. PALIWAL

Pursuant to Rule 438 of the General rules and Regulations under the Securities Act of 1933, as amended, I, Dinesh C. Paliwal, hereby consent to be named as a prospective director of Embarq Corporation in its Registration Statement on Form S-1 (Registration No. 333-131747) and any subsequent amendments thereto.

Signed:	/S/ DINESH C. PALIWAL
Dinesh C. Paliwal

Dated: March 15, 2006